UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2013 (July 24, 2013)

QC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(Address of principal executive offices)

(913) 234-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2013, the Company was notified by The Nasdaq Stock Market that due to the resignations of two directors effective as of the date of the Company’s annual meeting of shareholders on June 5, 2013, the Company no longer was in compliance with Nasdaq’s audit committee requirements set forth in Listing Rule 5605. As a result of the retirement of two independent directors from the Board of Directors (both of whom previously served on the Audit Committee), as of June 5, 2013, the Company had only two members (both independent, as defined in Nasdaq Listing Rule 5605) on its Audit Committee rather than the required three members. While Nasdaq granted the Company a cure period until the Company’s next annual meeting in June 2014, the Board of Directors, at its regularly scheduled meeting on July 30, 2013, appointed a third independent member of the Board to the Audit Committee, effective as of July 30, 2013. The Company notified Nasdaq that the Company has regained compliance with the audit committee requirements set forth in Listing Rule 5605 and received a letter from Nasdaq acknowledging the company’s compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.

Date: July 30, 2013

	By:	/s/ Douglas E. Nickerson
	Name:	Douglas E. Nickerson
	Title:	Chief Financial Officer